UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 1, 2014

Date of report (Date of earliest event reported)

SOLAZYME, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35189	33-1077078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 Gateway Boulevard South San Francisco, CA 94080	94080
(Address of Principal Executive Offices)	(Zip Code)

(650) 780-4777

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Issuance of $149.5 million of Convertible Senior Subordinated Notes and 5,750,000 shares of Common Stock

On April 1, 2014, Solazyme, Inc. (the “Company”) closed the sale of $149.5 million aggregate principal amount of 5.00% Convertible Senior Subordinated Notes due 2019 (the “Notes”) to the underwriter of the Notes and 5,750,000 shares (the “Shares” and, together with the Notes, the “Securities”) of its common stock, par value $0.001 per share (the “Common Stock”) to the underwriters of the Shares, in each case pursuant to separate underwriting agreements between the Company and the respective underwriters. The underwriting agreements were filed as Exhibits 99.1 and 99.2 to the Company’s Current Report on Form 8-K filed on March 27, 2014.

The Securities are being offered and sold to investors in separate registered underwritten public offerings pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-194808), which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on March 25, 2014, the preliminary prospectuses relating to the offerings included therein, the Company’s registration statement on Form S-3 pursuant to Rule 462(b) (File No. 333-194834), which became effective upon filing with the SEC on March 26, 2014, a free writing prospectus dated March 26, 2014 containing the final terms of the Securities and final prospectuses relating to the offerings dated March 26, 2014.

Indenture

The Notes were issued pursuant to an Indenture dated as of April 1, 2014 between the Company and Wells Fargo Bank, National Association, as trustee (the “Indenture”).

The Notes bear interest at a fixed rate of 5.00% per year, payable semiannually in arrears on April 1 and October 1 of each year, beginning on October 1, 2014. Upon conversion of the Notes, holders will receive shares of the Company’s Common Stock, and, for certain conversions prior to January 1, 2018, an early conversion payment as described below. The Notes will mature on October 1, 2019, unless earlier repurchased or converted. The Company may not redeem the Notes prior to maturity.

Holders may convert their Notes into shares of Common Stock at their option on any day to and including the scheduled trading day prior to the maturity date. The Notes will initially be convertible at a conversion rate of 75.7576 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of $13.20 per share of Common Stock), subject to adjustment upon the occurrence of certain events. With respect to any conversion prior to January 1, 2018 (other than conversions in connection with certain fundamental changes where the Company may be required to increase the conversion rate as described below), in addition to the shares deliverable upon conversion, holders are entitled to receive an early conversion payment equal to $83.33 per $1,000 principal amount of Notes surrendered for conversion that may be settled, at the Company’s election, in cash or shares of Common Stock.

If the Company undergoes a fundamental change (as defined in the Indenture), holders may require the Company to repurchase for cash all or part of their Notes at a purchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In addition, if certain fundamental changes occur, the Company may be required in certain circumstances to increase the conversion rate for any Notes converted in connection with such fundamental changes by a specified number of shares of Common Stock as set forth in the Indenture.

The Notes are the Company’s general unsecured obligations and will be subordinated in right of payment to senior debt (as defined in the Indenture). The Notes will be equal or senior in right of payment to any of the Company’s indebtedness other than senior debt. The Notes will effectively rank junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and be structurally junior to all indebtedness and other liabilities of the Company’s subsidiaries, including trade payables.

The Indenture provides for customary events of default, including cross acceleration to certain other indebtedness of the Company and its significant subsidiaries.

The description of the Indenture and the Notes above is qualified in its entirety by reference to the text of the Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture dated as of April 1, 2014 by and between Solazyme, Inc. and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 5.00% Convertible Senior Subordinate Note due 2019 (included in Exhibit 4.1).

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOLAZYME, INC.
(Registrant)

Date: April 1, 2014	By:	/s/ PAUL T. QUINLAN
Paul T. Quinlan
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of April 1, 2014 by and between Solazyme, Inc. and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 5.00% Convertible Senior Subordinate Note due 2019 (included in Exhibit 4.1).

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

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